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                                  Exhibit 21.1

ENTITY:                                 JURISDICTION OF INCORPORATION OR
                                        ORGANIZATION:

Instinet Group Incorporated             Delaware
Instinet Corporation                    Delaware
Instinet Clearing Services              Delaware
Instinet Global Holdings, Inc.          Delaware
Instinet Europe Limited                 United Kingdom
Instinet France SA                      France
Instinet International Corporation      Delaware
Instinet International Limited          United Kingdom
Instinet Holdings Limited               United Kingdom
Instinet GmbH                           Germany
Instinet Nederlands NV                  Nederlands